Exhibit 99

PRESS RELEASE	FOR IMMEDIATE RELEASE
MGM MIRAGE REPORTS RECORD FOURTH QUARTER RESULTS
Las Vegas, Nevada, February 21, 2008 — MGM MIRAGE (NYSE: MGM) today reported record fourth quarter and full year 2007 financial results. The Company earned $2.85 per diluted share from continuing operations in the fourth quarter, compared to $0.68 in the prior year. The current quarter included a significant gain, $1.03 billion before income taxes, on the contribution of CityCenter to a joint venture on November 15, 2007. The following table lists significant items which affect the comparability of the current year and prior year quarterly results (earnings per share (“EPS”) impact shown, net of tax, per diluted share; negative amounts represent charges to income):

Three months ended December 31,	2007	2006

Gain on contribution of CityCenter to a joint venture	$2.23	$—
Preopening and start-up expenses	(0.11)	(0.02)
Profits from The Signature at MGM Grand	0.02	0.15
Hurricane Katrina business interruption (recorded as a reduction of general and administrative expenses)	0.08	—
Property transactions net:
Hurricane Katrina property damage income	0.23	0.19
Other property transactions	(0.01)	(0.02)
Net revenues increased 4% to $1.9 billion, a record fourth quarter for the Company. The Company benefited from solid customer volumes at its Las Vegas Strip resorts, particularly in the high-end gaming and leisure customer segments. Baccarat volume at the Company’s Las Vegas Strip resorts increased 15% and REVPAR1 at those same resorts increased 4%. Several of the Company’s Las Vegas resorts earned record fourth quarter Property EBITDA2 — MGM Grand, Mandalay Bay, Luxor and TI. However, these results were offset by lower fourth quarter Property EBITDA at other resorts, including Bellagio and Mirage. Overall, Property EBITDA was $706 million, a 5% decrease from the 2006 quarter, as increases in insurance recoveries at Beau Rivage in the current year were offset by higher preopening costs and lower income related to Signature condominium sales. On a comparable basis, Property EBITDA decreased 1% compared to the fourth quarter of 2006.
Significant developments include:
•	Opened the new MGM Grand Detroit casino and hotel resort complex on October 2, 2007;

•	Announced plans for MGM Grand Atlantic City, a $4.5-$5.0 billion destination casino resort, which will be located on the Company’s 72-acre site at Renaissance Pointe;

•	Completed the sale of 14.2 million shares of common stock at $84 per share to a subsidiary of Dubai World on October 18, 2007 for proceeds of approximately $1.2 billion;

•	Announced plans to manage the development and operations of a $3 billion non-gaming, mixed-use resort in Abu Dhabi, which will include a MGM Grand branded non-gaming resort;

•	Closed on the CityCenter joint venture transaction on November 15, 2007. The Company contributed the CityCenter assets which the parties had mutually valued at $5.4 billion, subject to certain adjustments. Dubai World contributed approximately $2.96 billion and, immediately following the close, the Company received a cash distribution from the joint venture of approximately $2.47 billion. The joint venture retained approximately $490 million to fund near-term construction costs and will obtain project specific financing to fund remaining project costs;

MGM MIRAGE • 3600 LAS VEGAS BLVD SOUTH • LAS VEGAS, NV 89109 • PH: 702.693.7120 • FX: 702.693.8626 • WWW.MGMMIRAGE.COM

•	Repurchased 7.4 million shares of its common stock for $652 million, including 1.9 million shares under its new 20 million share repurchase program approved by the Company’s Board of Directors in December 2007;

•	Opened, as 50% owner of MGM Grand Paradise, the stunning MGM Grand Macau casino resort on December 18, 2007.
“Even while closing on the most historic transaction in our Company’s history — the CityCenter joint venture and strategic relationship with Dubai World — our dedicated employees delivered exceptional operating results,” said Terry Lanni, MGM MIRAGE’s Chairman and CEO. “Our Company is ideally positioned to excel domestically and internationally. We have the premier resorts in our markets and a focused management team, and we continue moving forward on substantial growth initiatives.”
Detailed Discussion of Fourth Quarter Operating Results
Gaming revenues increased 2%, led by strong baccarat volume — up 17% — and strong slots revenue — up 3%. Several of our Las Vegas Strip resorts turned in solid slots performances, and overall Las Vegas Strip slots revenue was up 3%. Additionally, slots revenue at MGM Grand Detroit increased 12% with the opening of the new permanent facility. The overall table games hold percentage was near the high end of the normal 18% to 22% range in the 2007 period, and was slightly higher than the fourth quarter of 2006.
Rooms revenue increased 5%, led by a 4% increase in Las Vegas Strip REVPAR. Average room rates were up 3% at the Company’s Las Vegas Strip resorts with occupancy consistent with the prior year. The following table shows key hotel statistics for the Company’s Las Vegas Strip resorts:

Three months ended December 31,	2007	2006

Occupancy %	93%	93%
Average Daily Rate (ADR)	$156	$151
Revenue per Available Room (REVPAR)	$145	$140
Food and beverage revenue increased 7% as the Company’s restaurants and nightclubs continue to experience increased volumes and the Company continues to invest in new restaurants and nightclubs. The current quarter benefited from the LAX nightclub at Luxor, as well as Luxor’s recently opened restaurants — Cathouse and Company — and the new Liquidity bar and lounge at the center of the casino. Catering and banquets revenue also increased significantly at Mandalay Bay in the quarter. Entertainment revenue increased 9% driven by a strong event calendar for boxing and concert events, as well as strong demand for the Company’s portfolio of Cirque du Soleil productions.
MGM Grand Detroit earned $33 million of Property EBITDA, down 8% from the 2006 quarter, despite the opening of the new permanent casino facility. Net revenues at MGM Grand Detroit increased 29% but operating margins declined; as is often the case with a new facility, operating expenses were higher than normal, and MGM Grand Detroit also incurred $7 million of preopening and start-up expenses.
Beau Rivage also experienced a decline in Property EBITDA — excluding insurance recoveries — as new competitors have opened since the 2006 quarter. Insurance recoveries of $39 million were recorded as a reduction in general and administrative expenses and $110 million of insurance recoveries were recorded as property transactions. In 2006, Beau Rivage recorded $86 million of insurance recoveries, all recorded as property transactions.

MGM MIRAGE • 3600 LAS VEGAS BLVD SOUTH • LAS VEGAS, NV 89109 • PH: 702.693.7120 • FX: 702.693.8626 • WWW.MGMMIRAGE.COM

Operating income was positively impacted by the CityCenter gain and insurance recoveries at Beau Rivage and negatively impacted by lower profits from condominium sales at The Signature at MGM Grand — $9 million in the 2007 quarter versus $65 million in 2006 — as the development and sales process for The Signature at MGM Grand was completed earlier in 2007. In addition, the Company incurred higher preopening expense — $38 million in the current quarter versus $9 million in 2006. Preopening and start-up expenses in the 2007 quarter included $25 million related to the Company’s share of preopening expenses at MGM Grand Macau, $7 million related to MGM Grand Detroit, and $5 million related to CityCenter. Excluding these items, operating income decreased 9%, mainly due to new labor contracts in Las Vegas and Detroit and higher depreciation expense incurred related to our continued capital investments, including the MGM Grand Detroit.
Property EBITDA was also impacted by the items discussed above and was down 1% on a comparable basis to the prior year quarter. The following table lists the items that impacted comparability of Property EBITDA (expense/(income)):

Three months ended December 31,	2007	2006

	(In thousands)
Profits from The Signature at MGM Grand	$(8,538)	$(65,246)
Preopening and start-up expenses	37,603	8,922
Hurricane Katrina business interruption (recorded as a reduction of general and administrative expenses)	(39,227)	—
Property transactions net:
Hurricane Katrina property damage income	(110,268)	(86,016)
Other property transactions	8,579	3,047
“In the fourth quarter, our overall business remained solid, and we continue to look for opportunities to maximize both customer volume and operating margins,” said Jim Murren, MGM MIRAGE President and Chief Operating Officer. “Our strategy of executing profitable targeted capital investments can be seen across our resorts. Luxor now features an array of dining, nightclub and entertainment options, all opened within the past few months. Mandalay Bay has an entirely new standard room product. We believe our customers are very discriminating, and appreciate the difference in strategy between our company and our competitors — a difference which will likely only become more pronounced over time.”
Full Year 2007 Results
For the full year 2007, net revenues increased 7% to $7.7 billion, 4% excluding Beau Rivage, which re-opened on August 29, 2006 after being closed for twelve months. The increase in revenues was largely a result of continued strength in leisure and business travel, as reflected in the 6% increase in Las Vegas Strip REVPAR in 2007. Revenue increases in non-gaming areas also resulted from the appeal of our hotel, restaurant, nightclub and entertainment products, which the Company believes garner significant market share and premium prices. Food and beverage revenue increased 11% for the year, and entertainment revenue increased 22% for the year.
EPS from continuing operations for the full year was $4.70 versus $2.18 earned in 2006. The following table lists significant items which affect the comparability of the current year and prior year annual results (EPS impact shown, net of tax, per diluted share; negative amounts represent charges to income):

MGM MIRAGE • 3600 LAS VEGAS BLVD SOUTH • LAS VEGAS, NV 89109 • PH: 702.693.7120 • FX: 702.693.8626 • WWW.MGMMIRAGE.COM

Year ended December 31,	2007	2006

Gain on contribution of CityCenter to a joint venture	$2.28	$—
Preopening and start-up expenses	(0.24)	(0.09)
Profits from The Signature at MGM Grand	0.20	0.26
Hurricane Katrina business interruption (recorded as a reduction of general and administrative expenses)	0.15	—
Property transactions net:
Hurricane Katrina property damage income	0.47	0.19
Other property transactions	(0.07)	(0.02)
Financial Position
Fourth quarter capital investments totaled $515 million, which included $228 million for CityCenter through November 15 and $49 million for the permanent MGM Grand Detroit resort. Remaining capital expenditures included spending of $25 million on room and suite remodel projects, primarily at Bellagio and Excalibur, expenditures for corporate aircraft of $21 million, and $192 million of other routine capital expenditures on various new and upgraded amenities at the Company’s resorts.
During the quarter, the Company received an additional $113 million of insurance recoveries related to Hurricane Katrina, bringing cumulative proceeds through December 31, 2007 to $635 million, and closing out the Company’s claims related to Hurricane Katrina.
The proceeds of $1.2 billion from the sale of common stock in October to a subsidiary of Dubai World and the $2.5 billion distributed from the CityCenter joint venture in November were used to reduce outstanding borrowings under the Company’s senior credit facility. Available borrowing capacity under the Company’s senior credit facility was $3.7 billion as of December 31, 2007.
Subsequent to year end the Company repaid $180 million of its senior notes at maturity. Also, in January 2008, the Company initiated a 15 million share joint tender offer with Dubai World at a price of $80 per share. The tender offer period expired on February 14, 2008 and all 15 million shares will be purchased. The Company will purchase 8.5 million shares for a total cost of $680 million from borrowings under the senior credit facility.
“Our Company is financially well positioned to carry out planned growth initiatives, including reinvestment in our existing resorts, while at the same time maintaining a strong balance sheet,” said Dan D’Arrigo, MGM MIRAGE Executive Vice President and Chief Financial Officer. “Our capital allocation strategy remains sound, and will allow us to prudently expand our brands both domestically and in international markets, while maximizing shareholder value.”

MGM MIRAGE • 3600 LAS VEGAS BLVD SOUTH • LAS VEGAS, NV 89109 • PH: 702.693.7120 • FX: 702.693.8626 • WWW.MGMMIRAGE.COM

MGM MIRAGE will hold a conference call to discuss its fourth quarter earnings results and outlook for the first quarter of 2008 at 11:00 a.m. Eastern Standard Time today. The call can be accessed live at www.companyboardroom.com or www.mgmmirage.com, or by calling 1-800-526-8531 (domestic) or 1-706-634-6528 (international). Until Thursday, February 28, 2008, a complete replay of the conference call can be accessed by dialing 1-706-645-9291, access code 33165515. A complete replay of the call will also be made available at www.mgmmirage.com. Supplemental detailed earnings information will also be available on the Company’s website.

[1]	REVPAR is hotel Revenue per Available Room.

[2]	“EBITDA” is earnings before interest and other non-operating income (expense), taxes, depreciation and amortization. “Property EBITDA” is EBITDA before corporate expense and stock compensation expense. EBITDA information is presented solely as a supplemental disclosure because management believes that it is 1) a widely used measure of operating performance in the gaming industry, and 2) a principal basis for valuation of gaming companies. In addition, capital allocation, tax planning, financing and stock compensation awards are all managed at the corporate level. Management uses Property EBITDA as the primary measure of the Company’s operating resorts’ performance, including the evaluation of operating personnel. EBITDA should not be construed as an alternative to operating income, as an indicator of the Company’s operating performance; or as an alternative to cash flows from operating activities, as a measure of liquidity; or as any other measure determined in accordance with generally accepted accounting principles. The Company has significant uses of cash flows, including capital expenditures, interest payments, taxes and debt principal repayments, which are not reflected in EBITDA. Also, other gaming companies that report EBITDA information may calculate EBITDA in a different manner than the Company. Reconciliations of consolidated EBITDA to net income and of operating income to Property EBITDA are included in the financial schedules accompanying this release.
* * *
MGM MIRAGE (NYSE: MGM), one of the world’s leading and most respected development companies with significant holdings in gaming, hospitality and entertainment, owns and operates 17 properties located in Nevada, Mississippi and Michigan, and has 50% investments in four other properties in Nevada, New Jersey, Illinois and Macau. MGM MIRAGE is developing major casino and non-casino resorts, separately and with partners in Las Vegas, Atlantic City, the People’s Republic of China and Abu Dhabi, U.A.E. MGM MIRAGE supports responsible gaming and has implemented the American Gaming Association’s Code of Conduct for Responsible Gaming at its properties. MGM MIRAGE has received numerous awards and recognitions for its industry-leading Diversity Initiative and its community philanthropy programs. For more information about MGM MIRAGE, please visit the company’s website at http://www.mgmmirage.com.
Statements in this release which are not historical facts are “forward looking” statements and “safe harbor statements” under the Private Securities Litigation Reform Act of 1995 that involve risks and/or uncertainties, including risks and/or uncertainties as described in the company’s public filings with the Securities and Exchange Commission.

Contacts:

Investment Community	News Media
DANIEL J. D’ARRIGO	ALAN M. FELDMAN
Executive Vice President,	Senior Vice President
Chief Financial Officer	Public Affairs
(702) 693-8895	(702) 650-6947

MGM MIRAGE • 3600 LAS VEGAS BLVD SOUTH • LAS VEGAS, NV 89109 • PH: 702.693.7120 • FX: 702.693.8626 • WWW.MGMMIRAGE.COM

MGM MIRAGE AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,	December 31,	December 31,	December 31,
	2007	2006	2007	2006
Revenues:
Casino	$849,350	$833,439	$3,239,054	$3,130,438
Rooms	515,636	493,111	2,130,542	1,991,477
Food and beverage	402,869	375,753	1,651,655	1,483,914
Entertainment	142,331	130,417	560,909	459,540
Retail	73,218	71,160	296,148	278,695
Other	130,469	117,018	519,360	452,669

	2,113,873	2,020,898	8,397,668	7,796,733
Less: Promotional allowances	(185,157)	(174,860)	(706,031)	(620,777)

	1,928,716	1,846,038	7,691,637	7,175,956

Expenses:
Casino	437,443	425,198	1,677,884	1,612,992
Rooms	141,715	135,410	570,191	539,442
Food and beverage	248,164	234,860	984,279	902,278
Entertainment	95,548	93,567	399,106	333,619
Retail	48,330	43,988	190,137	179,929
Other	84,972	63,913	317,550	245,126
General and administrative	266,624	285,592	1,140,363	1,070,942
Corporate expense	53,220	51,092	193,893	161,507
Preopening and start-up expenses	37,830	9,054	92,105	36,362
Restructuring costs	—	—	—	1,035
Property transactions, net	(104,514)	(77,435)	(186,313)	(40,980)
Gain on CityCenter transaction	(1,029,660)	—	(1,029,660)	—
Depreciation and amortization	193,768	168,121	700,334	629,627

	473,440	1,433,360	5,049,869	5,671,879

Income from unconsolidated affiliates	29,935	95,398	222,162	254,171

Operating income	1,485,211	508,076	2,863,930	1,758,248

Non-operating income (expense):
Interest income	4,274	2,770	17,210	11,192
Interest expense, net	(160,870)	(187,368)	(708,343)	(760,361)
Non-operating items from unconsolidated affiliates	(4,386)	(4,500)	(18,805)	(16,063)
Other, net	9,120	(8,213)	4,436	(15,090)

	(151,862)	(197,311)	(705,502)	(780,322)

Income from continuing operations before income taxes	1,333,349	310,765	2,158,428	977,926
Provision for income taxes	(462,575)	(111,637)	(757,883)	(341,930)

Income from continuing operations	870,774	199,128	1,400,545	635,996

Discontinued operations:
Income from discontinued operations	—	3,658	10,461	18,473
Gain on disposal of discontinued operations	1,932	—	265,813	—
Provision for income taxes	(495)	(1,215)	(92,400)	(6,205)

	1,437	2,443	183,874	12,268

Net income	$872,211	$201,571	$1,584,419	$648,264

Per share of common stock:
Basic:
Income from continuing operations	$2.96	$0.70	$4.88	$2.25
Discontinued operations	—	0.01	0.64	0.04

Net income per share	$2.96	$0.71	$5.52	$2.29

Weighted average shares outstanding	294,545	282,307	286,809	283,140

Diluted:
Income from continuing operations	$2.85	$0.68	$4.70	$2.18
Discontinued operations	—	0.01	0.61	0.04

Net income per share	$2.85	$0.69	$5.31	$2.22

Weighted average shares outstanding	305,989	291,774	298,284	291,747

MGM MIRAGE AND SUBSIDIARIES
SUPPLEMENTAL DATA — NET REVENUES
(In thousands)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,	December 31,	December 31,	December 31,
	2007	2006	2007	2006
Las Vegas Strip	$1,608,565	$1,556,676	$6,473,793	$6,227,768
Other Nevada	39,415	46,385	177,082	197,646
MGM Grand Detroit	150,310	116,155	487,359	461,297
Mississippi	124,584	126,822	547,561	289,245
Other	5,842	—	5,842	—

	$1,928,716	$1,846,038	$7,691,637	$7,175,956

MGM MIRAGE AND SUBSIDIARIES
SUPPLEMENTAL DATA — PROPERTY EBITDA
(In thousands)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,	December 31,	December 31,	December 31,
	2007	2006	2007	2006
Las Vegas Strip	$501,934	$494,491	$2,051,598	$2,022,608
Other Nevada	501	3,903	10,393	22,729
MGM Grand Detroit	33,411	36,354	113,658	150,374
Mississippi	167,234	112,506	394,829	154,907
Other	1,040	—	1,040	—
Unconsolidated resorts	2,283	93,051	181,123	247,205

	$706,403	$740,305	$2,752,641	$2,597,823

MGM MIRAGE AND SUBSIDIARIES
DETAIL OF CERTAIN CHARGES AFFECTING PROPERTY EBITDA and EBITDA
(In thousands)
(Unaudited)
Three Months Ended December 31, 2007

	Preopening		Property
	and start-up	Restructuring	transactions,
	expenses	costs	net	Total
Las Vegas Strip	$2,833	$—	$8,658	$11,491
Other Nevada	—	—	—	—
MGM Grand Detroit	7,119	—	(570)	6,549
Mississippi	—	—	(109,777)	(109,777)
Unconsolidated resorts	27,652	—	—	27,652

	37,604	—	(101,689)	(64,085)
Corporate and other	226	—	(2,825)	(2,599)

	$37,830	$—	$(104,514)	$(66,684)

Three Months Ended December 31, 2006

	Preopening		Property
	and start-up	Restructuring	transactions,
	expenses	costs	net	Total
Las Vegas Strip	$5,186	$—	$2,668	$7,854
Other Nevada	—	—	378	378
MGM Grand Detroit	1,389	—	—	1,389
Mississippi	—	—	(86,015)	(86,015)
Unconsolidated resorts	2,347	—	—	2,347

	8,922	—	(82,969)	(74,047)
Corporate and other	132	—	5,534	5,666

	$9,054	$—	$(77,435)	$(68,381)

MGM MIRAGE AND SUBSIDIARIES
DETAIL OF CERTAIN CHARGES AFFECTING PROPERTY EBITDA and EBITDA (continued)
(In thousands)
(Unaudited)
Twelve Months Ended December 31, 2007

	Preopening		Property
	and start-up	Restructuring	transactions,
	expenses	costs	net	Total
Las Vegas Strip	$24,078	$—	$29,258	$53,336
Other Nevada	—	—	4,630	4,630
MGM Grand Detroit	26,257	—	(570)	25,687
Mississippi	—	—	(216,211)	(216,211)
Unconsolidated resorts	41,039	—	—	41,039

	91,374	—	(182,893)	(91,519)
Corporate and other	731	—	(3,420)	(2,689)

	$92,105	$—	$(186,313)	$(94,208)

Twelve Months Ended December 31, 2006

	Preopening		Property
	and start-up	Restructuring	transactions,
	expenses	costs	net	Total
Las Vegas Strip	$24,210	$1,035	$35,303	$60,548
Other Nevada	—	—	336	336
MGM Grand Detroit	3,313	—	1	3,314
Mississippi	—	—	(85,838)	(85,838)
Unconsolidated resorts	8,316	—	—	8,316

	35,839	1,035	(50,198)	(13,324)
Corporate and other	523	—	9,218	9,741

	$36,362	$1,035	$(40,980)	$(3,583)

MGM MIRAGE AND SUBSIDIARIES
RECONCILIATION OF CONSOLIDATED EBITDA TO INCOME FROM CONTINUING OPERATIONS
(In thousands)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,	December 31,	December 31,	December 31,
	2007	2006	2007	2006
EBITDA	$1,678,979	$676,197	$3,564,264	$2,387,875
Depreciation and amortization	(193,768)	(168,121)	(700,334)	(629,627)

Operating income	1,485,211	508,076	2,863,930	1,758,248

Non-operating income (expense):
Interest expense, net	(160,870)	(187,368)	(708,343)	(760,361)
Other	9,008	(9,943)	2,841	(19,961)

	(151,862)	(197,311)	(705,502)	(780,322)

Income from continuing operations before income taxes	1,333,349	310,765	2,158,428	977,926
Provision for income taxes	(462,575)	(111,637)	(757,883)	(341,930)

Income from continuing operations	$870,774	$199,128	$1,400,545	$635,996

MGM MIRAGE AND SUBSIDIARIES
RECONCILIATION OF OPERATING INCOME TO PROPERTY EBITDA
(In thousands)
(Unaudited)
Three Months Ended December 31, 2007

		Depreciation
	Operating	and
	income	amortization	EBITDA
Las Vegas Strip	$355,262	$146,672	$501,934
Other Nevada	(981)	1,482	501
MGM Grand Detroit	19,425	13,986	33,411
Mississippi	151,460	15,774	167,234
Other	70	970	1,040
Unconsolidated resorts	2,283	—	2,283

	527,519	178,884	706,403
Stock compensation			(11,195)
Gain on CityCenter transaction			1,029,660
Corporate and other			(45,889)

			$1,678,979

Three Months Ended December 31, 2006

		Depreciation
	Operating	and
	income	amortization	EBITDA
Las Vegas Strip	$359,467	$135,024	$494,491
Other Nevada	1,932	1,971	3,903
MGM Grand Detroit	30,880	5,474	36,354
Mississippi	97,387	15,119	112,506
Unconsolidated resorts	93,051	—	93,051

	582,717	157,588	740,305
Stock compensation			(15,065)
Corporate and other			(49,043)

			$676,197

Twelve Months Ended December 31, 2007

		Depreciation
	Operating	and
	income	amortization	EBITDA
Las Vegas Strip	$1,502,156	$549,442	$2,051,598
Other Nevada	3,942	6,451	10,393
MGM Grand Detroit	81,836	31,822	113,658
Mississippi	333,452	61,377	394,829
Other	70	970	1,040
Unconsolidated resorts	181,123	—	181,123

	2,102,579	650,062	2,752,641
Stock compensation			(46,545)
Gain on CityCenter transaction			1,029,660
Corporate and other			(171,492)

			$3,564,264

Twelve Months Ended December 31, 2006

		Depreciation
	Operating	and
	income	amortization	EBITDA
Las Vegas Strip	$1,490,745	$531,863	$2,022,608
Other Nevada	13,755	8,974	22,729
MGM Grand Detroit	134,190	16,184	150,374
Mississippi	120,133	34,774	154,907
Unconsolidated resorts	247,205	—	247,205

	2,006,028	591,795	2,597,823
Stock compensation			(69,121)
Corporate and other			(140,827)

			$2,387,875

MGM MIRAGE AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)
(Unaudited)

	December 31,	December 31,
	2007	2006
ASSETS
Current assets:
Cash and cash equivalents	$412,390	$452,944
Accounts receivable, net	412,345	362,921
Inventories	126,116	118,459
Income tax receivable	—	18,619
Deferred income taxes	63,453	68,046
Prepaid expenses and other	105,412	124,414
Assets held for sale	55,670	369,348

Total current assets	1,175,386	1,514,751

Real estate under development	—	188,433

Property and equipment, net	16,823,704	17,241,860

Other assets:
Investments in unconsolidated affiliates	2,482,727	1,092,257
Goodwill	1,262,922	1,300,747
Other intangible assets, net	359,770	367,200
Deposits and other assets, net	623,177	440,990

Total other assets	4,728,596	3,201,194

	$22,727,686	$22,146,238

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$219,556	$182,154
Construction payable	76,524	234,486
Income taxes payable	284,075	—
Accrued interest on long-term debt	211,228	232,957
Other accrued liabilities	929,424	958,244
Liabilities related to assets held for sale	3,880	40,259

Total current liabilities	1,724,687	1,648,100

Deferred income taxes	3,416,660	3,441,157
Long-term debt	11,175,229	12,994,869
Other long-term obligations	350,407	212,563
Stockholders’ equity:
Common stock, $.01 par value: authorized 600,000,000 shares, issued 368,395,926 and 362,886,027 shares and outstanding 293,768,899 and 283,909,000 shares	3,684	3,629
Capital in excess of par value	3,951,162	2,806,636
Treasury stock, at cost: 74,627,027 and 78,977,027 shares	(2,115,107)	(1,597,120)
Retained earnings	4,220,408	2,635,989
Accumulated other comprehensive income	556	415

Total stockholders’ equity	6,060,703	3,849,549

	$22,727,686	$22,146,238